AUTOMATIC DATA PROCESSING, INC.
                        CHANGE IN CONTROL SEVERANCE PLAN
                                       FOR
                               CORPORATE OFFICERS


            The purpose of this Change in Control Severance Plan for Corporate Officers (the "Plan") is to enable Automatic Data Processing, Inc., a Delaware corporation (the "Company"), to offer a form of income protection to "Participants" (as defined in Section 7.5 below) in the event their employment with the Company terminates under certain circumstances due to a "Change in Control" (as defined in Section 7.2 below).



                                ARTICLE I: BENEFITS
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1.1   Eligibility for Benefits; Benefits; Payment; and Rights of Participants.
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          (a) If a Change in Control occurs prior to the date a Participant's employment with the Company terminates, then upon the termination of the Participant's employment by the Company without "Cause" (as defined in Section 7.1 below) or by the Participant for "Good Reason" (as defined in
     Section 7.4 below) (individually, a "Qualifying Termination"), such Participant shall be paid the applicable "Severance Benefit" (as defined below) and shall receive the additional benefits described in this Article
     I. The term "Severance Benefit" shall mean:

      (i) if the Qualifying Termination occurs during the two year period following the Change in Control, an amount equal to 150% of the Participant's "Current Total Annual Compensation" (as defined in Section
      7.3 below); and

      (ii) if the Qualifying Termination occurs during the third year after the Change in Control, an amount equal to 100% of the Participant's Current Total Annual Compensation.

          (b) Any Participant entitled to a Severance Benefit (in accordance with Section 1.1(a) above) shall receive his Severance Benefit in the form of a lump-sum payment within 30 business days, or at such earlier time as required by applicable law, after his employment with the Company terminates.

   1.2   Additional Benefits.  A Participant entitled to receive a Severance
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Benefit shall also receive the following additional benefits:

          (a) The Company shall cause options to purchase Company stock ("Stock Options") held by a Participant that are not fully vested and exercisable on the date of the Qualifying Termination to:

      (i) where the Qualifying Termination occurs during the two year period following the Change in Control, become fully vested and exercisable as of the date of such Qualifying Termination; and

      (ii) where the Qualifying Termination occurs during the third year after the Change in Control, become fully vested and exercisable as of the date of such Qualifying Termination as to those Stock Options that would otherwise have vested within one year after the Qualifying Termination.

          (b) The Company shall cause unvested restricted shares of Company stock (the "Restricted Shares") held by a Participant on the date of the Qualifying Termination to:

      (i) where the Qualifying Termination occurs during the two year period following the Change in Control, become fully vested as of the date of such Qualifying Termination as to those Restricted Shares for which the vesting restrictions would otherwise have lapsed within two years after the Qualifying Termination; and

      (ii) where the Qualifying Termination occurs during the third year after the Change in Control, become fully vested as of the date of such Qualifying Termination as to those Restricted Shares for which the vesting restrictions otherwise would have lapsed within one year after the Qualifying Termination.

          1.3 Reduction of Payments. If a Participant determines that his receipt of any payment and/or non-monetary benefit under this Plan (including, without limitation, the accelerated vesting of Stock Options and/or Restricted Shares) (collectively, the "Payments") would cause him to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall, as and only as instructed by such Participant in writing prior to the date of his Qualifying Termination, reduce his Payments in the manner and in the amounts determined by the Participant to be necessary to avoid the application of such excise tax. If requested by a Participant, the Company shall, at the Company's expense, determine and advise the Participant prior to his Qualifying Termination of the amount by which the Company would report to the Internal Revenue Service that the Payments to the Participant constitute "excess parachute payments," as defined in Section 280G of the Code if the Participant does not elect to reduce the Payments as described in this Section 1.3.

          1.4 Rights of Participants. Nothing contained herein shall be held or construed to create any liability or obligation on the Company to retain any Participant in its service or in a corporate officer position. All Participants shall remain subject to discharge or discipline to the same extent as if the Plan did not exist.



                                ARTICLE II: FUNDING
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          2.1 Funding. The Plan shall be funded out of the general assets of the
     Company as and when benefits are payable under the Plan. All Participants shall be solely general creditors of the Company.



                    ARTICLE III: ADMINISTRATION OF THE PLAN
                                 --------------------------

          3.1 Plan Administrator. The general administration of the Plan shall be placed with the Compensation Committee of the Board or an administrative committee appointed by the Board (the "Committee").

          3.2 Reimbursement of Expenses of Committee. The Company shall pay or reimburse the members of the Committee for all reasonable expenses incurred in connection with their duties hereunder.

          3.3 Action by the Plan Committee. Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law. No member of the Committee may act with respect to a matter which involves only that member.

          3.4 Delegation of Authority. The Committee may delegate any and all of its powers and responsibilities hereunder to other persons by formal resolution filed with and accepted by the Board. Any such delegation shall not be effective until it is accepted by the Board and the persons designated and may be rescinded at any time by written notice from the Committee to the person to whom the delegation is made.

          3.5 Retention of Professional Assistance. The Committee may employ such legal counsel, accountants and other persons as may be required in carrying out its work in connection with the Plan, and the Company shall pay the fees and expenses of such persons.

          3.6 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan, and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

          3.7 Compliance with Applicable Law. The Company shall be deemed the administrator of the Plan for the purposes of any applicable law and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Company shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

          3.8 Reimbursement of Expenses. If any contest or dispute shall arise under this Plan involving termination of a Participant's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall, immediately after the date a court issues a final order from which no appeal can be taken, or with respect to which the time period to appeal has expired, reimburse such Participant for all reasonable legal fees and expenses, if any, paid by the Participant in connection with such contest or dispute (together with interest in an amount equal to the Chase Manhattan Bank prime rate from time to time in effect, such interest to begin to accrue on the dates Participant actually paid such fees and expenses through the date of payment thereof); provided, however, the Participant shall not be entitled to any reimbursement for his legal fees and expenses if a court has made a final determination that the Participant's position was without merit.



                      ARTICLE IV: AMENDMENT AND TERMINATION
                                  -------------------------

          4.1 Amendment and Termination. The Company reserves the right to amend or terminate, in whole or in part, any or all of the provisions of this Plan by action of the Board at any time; provided, that, following a Change in Control, the Company shall no longer have the power to amend or terminate the Plan, except for amendments to comply with changes in applicable law which do not reduce the benefits and payments due hereunder in the event of a Qualifying Termination; provided, further, that, in no event shall any amendment reducing the benefits provided hereunder or any Plan termination be effective until at least six months after the date of the applicable action by the Board.



                             ARTICLE V: SUCCESSORS
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          5.1 Successors. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company", as used in this Plan, shall mean the Company, as applicable, as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.



                           ARTICLE VI: MISCELLANEOUS
                                       -------------

          6.1 No Duty to Mitigate/Set-off. No Participant entitled to receive a Severance Benefit shall be required to seek other employment or to attempt in any way to reduce any amounts payable to him pursuant to this Plan. The Severance Benefit payable hereunder shall not be reduced by any compensation earned by the Participant as a result of employment by another employer or otherwise. The Company's obligations to pay the Severance Benefits and to perform its obligations hereunder shall not be affected by any circumstances including without limitation, any set off, counterclaim, recoupment, defense or other right which the Company may have against the Participant.

          6.2 Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

          6.3 Use of Words. Whenever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.

          6.4 Controlling Law. The construction and administration of the Plan shall be governed the laws of the State of New York (without reference to rules relating to conflicts of law).

          6.5 Withholding. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it reasonably believes it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Plan.

          6.6 Severability. Should any provision of the Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan unless such determination shall render impossible or impracticable the functioning of the Plan, and in such case, an appropriate provision or provisions shall be adopted so that the Plan may continue to function properly.

          6.7   Rights Under Other Plans, Policies, Practices and Agreements.
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          (a) Other than as expressly provided herein, the Plan does not supersede any other plans, policies, and/or practices of the Company.

          (b) The Plan supersedes any other change in control severance plans, policies and/or practices of the Company as to the Participants; provided, that, the Plan shall not supersede any individual executed agreement or arrangement between a single Participant and the Company in effect on March 21, 2001 or thereafter, which agreement specifically addresses payments or benefits made or provided upon termination of employment or in connection with a Change in Control including, but not limited to, the agreements set out on Appendix "A" hereto (an "Additional Agreement"). If a Participant is due benefits or payments under both an Additional Agreement and the Plan and/or where the Plan and the applicable Additional Agreement have inconsistent or conflicting terms and conditions, the Participant shall receive the greater of the benefits and payments, and the more favorable terms and conditions to him, under the Additional Agreement and the Plan, determined on an item-by-item basis.

          6.8 Insurance. The Company shall continue to cover the Participants, or cause the Participants to be covered, under any director and officer insurance maintained after a Change in Control for directors and officers of the Company or its successor (whether by the Company or another entity) at no less of a level as that maintained by the Company or its successor for its directors and officers. Such coverage shall continue for any period during which the Participant may have any liability for his actions or omissions. Following a Change in Control and in addition to any rights under any other indemnification agreement, the Company or its successor shall indemnify the Participant to the fullest extent permitted by law against any claims, suits, judgments, expenses arising from, out of, or in connection with the Participant's services as an officer or director of the Company, or as a fiduciary of any benefit plan of the Company.



                         ARTICLE VII: DEFINITIONS.
                                      ------------

          7.1 "Cause" shall mean: (A) gross negligence or willful misconduct by a Participant which is materially injurious to the Company, monetarily or otherwise; (B) misappropriation or fraud with regard to the Company or its assets; or (C) conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the Company. For purpose of the preceding sentence, no act or failure to act by a Participant shall be considered "willful" unless done or omitted to be done by such Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

          7.2 "Change in Control" shall mean the occurrence of any of the following: (A) any "Person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company's then outstanding securities; (B) the merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (C) the sale of all or substantially all of the Company's assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction.

          7.3 "Current Total Annual Compensation" shall be the sum of the following amounts: (A) the greater of a Participant's highest rate of annual salary during the calendar year in which his employment terminates or such Participant's highest rate of annual salary during the calendar year immediately prior to the year of such termination; and (B) the average of a Participant's annual bonus compensation (prior to any bonus deferral election) earned in respect of the two most recent calendar years immediately preceding the calendar year in which the Participant's employment terminated.

          7.4 "Good Reason" shall mean the occurrence of any of the following events after a Change in Control without the Participant's express written consent: (A) material diminution in the value and importance of a Participant's position, duties, responsibilities or authority as of the date immediately prior to the Change in Control; or (B) a reduction in a Participant's aggregate compensation or benefits; or (C) a failure of any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of the Company to assume in writing the obligations hereunder. A termination for Good Reason shall mean a termination by a Participant effected by written notice given by the Participant to the Company within 30 days after the occurrence of the Good Reason event, unless the Company shall, within 15 days after receiving such notice, take such action as is necessary to fully remedy such Good Reason event in which case the Good Reason event shall be deemed to have not occurred.

          7.5 "Participant" shall mean an employee who is a corporate officer of the Company on the date of a Change in Control as a result of his election by the Board. Notwithstanding the foregoing, if an employee who is not a corporate officer on the date of a Change in Control reasonably demonstrates that, in contemplation of the Change in Control or at the request of a party which subsequently causes a Change in Control, the Company removed him from such office, such employee shall also be a Participant.

As authorized by the Compensation Committee of the Board of Directors of Automatic Data
Processing, Inc. on January 23, 2001, and as ratified and adopted by the Board of Directors of Automatic Data Processing, Inc. on
March 21, 2001.



By:         /s/ James B. Benson
      --------------------------------
      James B. Benson, General Counsel,
      Corporate Vice President & Secretary

                              Appendix "A"
                              ------------


1. Agreement between Automatic Data Processing, Inc. and Arthur F. Weinbach, dated August 1, 1996.

2. Agreement between Automatic Data Processing, Inc. and Gary C. Butler, dated September 14, 1998.